SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     ---------------------------------------


                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 21, 2000


                      INTERNATIONAL BANCSHARES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          COMMISSION FILE NUMBER 0-9439


                 TEXAS                                         74-2157138
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     (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)


   1200 SAN BERNARDO, LAREDO, TEXAS                            78040-1359
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


       (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (956) 722-7611



                                      NONE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

      ON DECEMBER 21, 2000, INTERNATIONAL BANCSHARES CORPORATION ("IBC") ISSUED A NEWS RELEASE ANNOUNCING THAT ITS BOARD OF DIRECTORS AUTHORIZED IBC TO EXPAND ITS STOCK REPURCHASE PROGRAM. IBC IS NOW AUTHORIZED TO REPURCHASE UP TO $45 MILLION OF ITS COMMON STOCK THROUGH DECEMBER 2001, COMPARED TO THE PRIOR AUTHORIZATION OF $35 MILLION THROUGH DECEMBER 2000. STOCK REPURCHASES MAY BE MADE FROM TIME TO TIME, ON THE OPEN MARKET OR THROUGH PRIVATE TRANSACTIONS. SHARES REPURCHASED IN THIS PROGRAM WILL BE HELD IN TREASURY FOR REISSUE FOR VARIOUS CORPORATE PURPOSES, INCLUDING EMPLOYEE STOCK OPTION PLANS. AS OF DECEMBER 20, 2000, A TOTAL OF 729,731 SHARES WERE REPURCHASED UNDER THIS PROGRAM AT A TOTAL COST OF APPROXIMATELY $30 MILLION. THE COMPANY CURRENTLY HAS APPROXIMATELY $51 MILLION INVESTED IN TREASURY SHARES, WHICH AMOUNT HAS BEEN ACCUMULATED SINCE THE INCEPTION OF THE COMPANY.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      C.    EXHIBITS

            THE FOLLOWING EXHIBIT IS FILED AS PART OF THIS REPORT:

            (99) NEWS RELEASE OF INTERNATIONAL BANCSHARES CORPORATION DATED DECEMBER 21, 2000.

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
                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                        INTERNATIONAL BANCSHARES CORPORATION
                                  (REGISTRANT)


                        BY: /s/ DENNIS E. NIXON
                                DENNIS E. NIXON, PRESIDENT,
                                AND CHIEF EXECUTIVE OFFICER

DATE: DECEMBER 21, 2000

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
                                  EXHIBIT INDEX




          EXHIBIT                                          PAGE
          NUMBER       DESCRIPTION                        NUMBER
          -------      -----------                        ------
             99        NEWS RELEASE OF INTERNATIONAL        5
                       BANCSHARES CORPORATION DATED
                       DECEMBER 21, 2000

                                       4